Exhibit 10.67

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is made as of December 9, 2014 by and among CIG COMP TOWER, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto (the “Lenders”), and MACQUARIE BANK LIMITED, in its capacity as Administrative Agent and Collateral Agent for the Lenders (in such capacities, the “Administrative Agent”).

WITNESSETH:

WHEREAS, Administrative Agent, the Borrower and the Lenders are parties to that certain Credit Agreement, dated as of August 17, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of March 7, 2013, that certain Consent and First Amendment to Credit Agreement, dated as of August 1, 2013 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) whereby the Lenders have agreed to make loans, advances and other extensions of credit to the Borrower thereunder;

WHEREAS, in accordance with the terms of the Credit Agreement, the Borrower has requested and the Lenders and Administrative Agent have agreed to modify certain provisions of the Credit Agreement, in each case upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions, premises and other mutual covenants set forth in this Second Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Administrative Agent, the Lenders and the Borrower agree as follows:

1.          Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

2.          Amendments to Credit Agreement. As of the Second Amendment Effective Date (defined below), Administrative Agent, the Lenders and the Borrower hereby agree to amend the Credit Agreement as follows:

(a)          Section 1.1 of the Credit Agreement is hereby amending by deleting the definitions of “Adjusted Base Rate”, “Applicable Margin”, “Eurodollar Rate” and “Right of First Refusal Agreement” in their entirety and replacing them as follows:

“Adjusted Base Rate” means, as of any day, a fluctuating rate of interest per annum equal to the highest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% per annum and (c) the Eurodollar Rate in effect for such day for an Interest Period of one month plus 1% per annum. Notwithstanding the foregoing, if the “Adjusted Base Rate” as determined pursuant to the immediately preceding sentence (i) from the period commencing on the Funding Date through and until September 30, 2015, is below 2.25% per annum for any day, then for all purposes of this Agreement and the other Loan Documents, the “Adjusted Base Rate” shall be deemed to be 2.25% per annum for such day and (ii) from the period commencing October 1, 2015 through and until the Maturity Date, is below 2.00% per annum for any day, then for all purposes of this Agreement and the other Loan Documents, the “Adjusted Base Rate” shall be deemed to be 2.00% per annum for such day. Any change in the Adjusted Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or one month Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or one month Eurodollar Rate.

“Applicable Margin” means (a) with respect to Adjusted Base Rate Advances, (i) from the period commencing on the Funding Date through and until September 30, 2015 6.25% and (ii) from October 1, 2015 through and until the Maturity Date, 4.75% and (b) with respect to Eurodollar Advances, (i) from the period commencing on the Funding Date through and until September 30, 2015, 7.25% and (ii) from October 1, 2015 through and until the Maturity Date, 5.75%.

“Eurodollar Rate” means, with respect to an Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Bloomberg Page BBAM 1 (British Bankers Association Page 1) as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Bloomberg Page BBAM 1 (British Bankers Association Page 1) or such other screen as may replace such Bloomberg Page, the Eurodollar Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent. Notwithstanding the foregoing, if the “Eurodollar Rate” as determined pursuant to the immediately preceding sentences (i) from the Funding Date through and until September 30, 2015 is below 1.25% per annum for any Interest Period, then for all purposes of the Agreement and the other Loan Documents the “Eurodollar Rate” shall be deemed to be 1.25% per annum for such Interest Period and (ii) from October 1, 2015 through and until the Maturity Date is below 1.00% per annum for any Interest Period, then for all purposes of this Agreement and the other Loan Documents the “Eurodollar Rate” shall be deemed to be 1.00% per annum for such Interest Period.

“Right of First Refusal Agreement” means that certain Amended and Restated Right of First Refusal Agreement, dated as December 9, 2014, by and among the Administrative Agent, Parent and the Credit Parties granting the Administrative Agent, on behalf of the Lenders hereunder, the right of first refusal for the Lenders to provide financing hereunder for all acquisitions following the date hereof by Parent or any Subsidiaries of Parent or any Person controlled by one or more Related Parties of the Borrower of Wireless Assets, Cell Towers or any property interests related to Wireless Assets or Cell Towers, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

(b)          Section 2.6(b) of the Credit Agreement is hereby amended by deleting clause (A) in Section 2.6(b)(vi) in its entirety and replacing it as follows:

“(A) (x) subsequently ceased to satisfy the eligibility criteria set forth on Schedule 1.1(b) as determined by the Administrative Agent in its reasonable discretion (except for Failed Eligibility Criteria as set forth in the Right of First Refusal Agreement) or (y) Borrower failed to deliver the materials set forth in Part I.(a)(1), (2), (4) and (9) of Schedule 1.1(b) within five (5) Business Days after the applicable Borrowing (in the case of (x) or (y), the “Ineligible Assets”) and the aggregate Acquisition Purchase Price(s) of all Ineligible Assets exceeds $250,000 (the “Ineligible Asset Trigger Event”) or”

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(c)          Section 3.3 of the Credit Agreement is hereby amended as follows:

(i)          clause (h) is hereby amended by deleting the reference to “ten (10) Business Days” in subsection (x) and replacing it with “five (5) Business Days”;

(ii)         clause (k) is hereby amended by deleting the phrase “subject to Section 3.3(m)” and replacing it with “subject to Section 3.3(h)”;

(iii)        clause (l) is hereby amended by deleting the word “and” at the conclusion thereof and by adding the following provision at the conclusion thereof as follows: “; provided that, subject to Section 5.17 hereof, if the proceeds for such Borrowing are to be used to consummate an Acquisition, Borrower shall deliver a copy of the Borrower’s “marked title binder” or owner’s pro forma (in each case including a lender’s mezzanine endorsement) together with a binding, irrevocable executed commitment from the title company to issue an Owner’s Title Insurance Policy in the form of such proforma, in form and substance reasonably acceptable to the Collateral Agent relating to all the Wireless Asset(s) included in the calculation of the Advance Rate; and”

(iv)        clause (m) is hereby amended by deleting the phrase “subject to Section 3.3(m)” and replacing it with “subject to Section 3.3(h)”.

(d)          Section 5.17 of the Credit Agreement is hereby amended by adding the following sentence at the conclusion of Section 5.17:

“The evidence of such recordings together with an Acceptable Policy may be provided to Collateral Agent electronically via an electronic data room.”

(e)          Section 5.18 of the Credit Agreement is hereby amended by amending and restating clause (d) in its entirety as follows:

“(d)          Subject to the concentration limitation (Estoppel Test) set forth on Schedule 1.1(b), an estoppel certificate from the owner of the underlying property for such property (the “Grantor”) granting the easement or leasehold interest to the Borrower certifying among other things, (i) that a true and complete copy of the ground lease is attached to such certificate, (ii) the term of the ground lease or easement, (iii) the existence or not of any security interest granted by Grantor in favor of a third party encumbering its interest in such underlying property, (iv) the amount of rent and other charges due and payable and the frequency of such payments, (v) that no default or event of default exists under such easement or ground lease, (v) that Grantor has no claim or defense of any nature with respect to the Borrower's rights under such easement or leasehold interest, (vi) Grantor's acknowledgment of the existence of the Credit Agreement and the Borrower's granting of a security interest in such easement or leasehold interest, and (vii) Grantor's agreement to notify Collateral Agent at its notice address as set forth on Schedule 9.2 hereof of any default and agreement to give Collateral Agent a reasonable opportunity to cure such default prior to terminating such easement or leasehold interest; and”

(f)          Section 5.18 of the Credit Agreement is hereby further amended by adding the following paragraph at the conclusion of Section 5.18:

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“Notwithstanding anything to the foregoing to the contrary, the Borrower shall not be required to provide Additional Mortgaged Property and comply with the provisions of clauses (a), (b), (c) and (e) of this Section 5.18 until such time as Section 7.8 of this Agreement is in effect. For purposes of the delivery requirement set forth in Section 5.18(d), the Borrower shall be required, subject to the concentration limitation (Estoppel Test) set forth on Schedule 1.1(b), to deliver an estoppel certificate within the time frames set forth above regardless of whether or not the property acquired is an Additional Mortgaged Property (and any failure to deliver an estoppel certificate within such timeframe shall result in such related Wireless Asset(s) to no longer be Eligible Assets and the Borrower shall be required to repay the Advances as provided for in Section 2.6(b)(vi)).”

(g)          Article VII of the Credit Agreement is hereby amended by adding the following Section 7.8 at the conclusion thereof as follows:

“Section 7.8       Mortgages. From and during the continuance of any Event of Default, other than any Event of Default pursuant to Sections 5.6 and 5.7, the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders notify the Borrower in writing that the Obligations must be secured by Mortgages on all Wireless Assets, parcels of real property and leasehold interests. In the event of any such notice, the Borrower shall promptly execute and deliver to the Collateral Agent (i) such Mortgages and other items as set forth in Section 5.18 of this Agreement and (ii) any other documents or instruments as the Administrative Agent determines, in its sole discretion, are necessary to provide for such collateral security and for recording in the real property records where such Mortgaged Properties are located.”

(h)          Schedule 1.1(b) of the Credit Agreement is hereby amended by deleting Schedule 1.1(b) in its entirety and replacing it with the Schedule 1.1(b) attached hereto as Exhibit A (which shall include an updated Exhibit 1.1(b) – B to Schedule 1.1(b).

3.          Conditions to Effectiveness. This Second Amendment shall be effective as of the date set forth above only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

(a)          The Borrower shall have delivered to Administrative Agent an executed copy of this Second Amendment duly executed by an authorized officer of the Borrower and each other agreement, document or instrument reasonably requested by Administrative Agent in connection with this Second Amendment, each in form and substance satisfactory to Administrative Agent.

(b)          The Borrower shall have delivered to Administrative Agent an executed copy of the Amended and Restated Fee Letter in form and substance satisfactory to Administrative Agent.

(c)          No Default or Event of Default shall have occurred and be continuing or would result from entering into this Second Amendment.

(d)          Administrative Agent shall have received all fees, charges and expenses payable to Administrative Agent in connection with this Second Amendment and the documentation related hereto, including, but not limited to, legal fees and out-of-pocket costs.

4.          Representations and Warranties. The Borrower represents and warrants to Administrative Agent and the Lenders that, as of the date hereof:

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(a)          All of the representations and warranties set forth in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects on and as of the Second Amendment Effective Date (after giving effect to the limited consent set forth in Section 2 hereof and the amendments contained herein) to the same extent as though made on and as of such date, except (i) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date and (ii) to the extent such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects.

(b)          No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute a Default or Event of Default.

(c)          The Borrower is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. The execution, delivery and performance by the Borrower of this Second Amendment are within its powers, have been duly authorized, and do not (i) contravene the terms of the Borrower’s Organizational Documents or (ii) violate any material Legal Requirement.

(d)          This Second Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

5.          Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Agents and their Affiliates (including the fees, charges and disbursements of counsel) in connection with the preparation, negotiation, execution and delivery of this Second Amendment and all related agreements, documents and instruments in accordance with the provisions of Section 9.4 of the Credit Agreement.

6.          Effect of Amendment. Administrative Agent and the Borrower hereby acknowledge and agree that except as provided in this Second Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and have not been modified or amended in any respect, it being the intention of Administrative Agent and the Borrower that this Second Amendment and the Credit Agreement be read, construed and interpreted as one and the same instrument. The foregoing does not constitute a waiver by Administrative Agent or the Lenders of any Default or Event of Default.

7.          Confirmation of Agreements. Administrative Agent and the Borrower hereby acknowledge and agree that, except as provided in this Second Amendment, the Credit Agreement and the other Loan Documents, and their agreements, covenants, obligations, representations and warranties thereunder and therein, are hereby expressly ratified and confirmed as of the date hereof.

8.          Confirmation of Security Interest. The Borrower hereby confirms and agrees that all security interests and liens granted to Collateral Agent and Lenders continue to be perfected, first priority liens (subject only to Permitted Liens) and remain in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Collateral Agent, Lenders and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority, and extent of Collateral Agent’s or Lenders’ existing security interest in and liens upon the Collateral.

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9.          References to Loan Documents. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Second Amendment.

10.         Benefit. This Second Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

11.         Reasonable Efforts of the Agent. Notwithstanding anything to the foregoing in the Credit Agreement to the contrary, the Agent agrees to use reasonable efforts to cooperate with the Borrower to obtain non-disturbance agreements with any Tenant upon such Tenant’s request.

12.         Limited Waiver and Consent. Pursuant to the Borrower’s request, the Lenders hereby (i) waive the requirements set forth in Schedule 1.1(b) Part II 1. with respect to those Wireless Assets listed on Exhibit B hereto (the “Specified Assets”) and (ii) agree that such Specified Assets shall be deemed to be Eligible Assets for all purposes under the Loan Documents. The waiver and consent in this Section 12 shall be effective only in this specific instance and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

13.         Amendments. This Second Amendment may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by the written agreement of the Required Lenders (or Administrative Agent with the consent of the Required Lenders), Administrative Agent and the Borrower. This Second Amendment shall be considered part of the Credit Agreement for all purposes under the Credit Agreement.

14.         Headings and Counterparts. The captions in this Second Amendment are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Second Amendment and shall not affect the meaning or interpretation of this Second Amendment. This Second Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Second Amendment may be executed by electronic transmission, which electronic signatures shall be considered original executed counterparts for all purposes, and each party to this Second Amendment agrees that it will be bound by its own electronic signature and that it accepts the electronic signature of each other party to this Second Amendment.

15.         Waiver of Jury Trial. Each party to this Second Amendment hereby expressly and irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under this Second Amendment or any other Loan Document or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Second Amendment or any other Loan Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Second Amendment may file an original counterpart or a copy of this section with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

16.         Governing Law. This Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York (without reference to conflict of laws principles thereof) and the applicable laws of the United States of America.

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17.         Release by the Borrower. By execution of this Second Amendment, the Borrower acknowledges and confirms that as of the date hereof the Borrower does not have any offsets, defenses or claims against the Agents and/or Lenders, or any of their respective present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that the Borrower may have such offsets, defenses or claims as of the date hereof, the Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge the Agents and Lenders, their respective subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity, asserted or unasserted against the Agents, Lenders and/or Lender Affiliates they ever had, now have, claim to have or may later have or which any of the Borrower’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and the Borrower hereby agrees that the Borrower is collaterally estopped from asserting any claims against Agents, Lenders and/or any of the Lender Affiliates relating to the foregoing.

18.         Entire Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties relating to the subject matter hereof. There are no unwritten oral agreements among the parties.

19.         Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This Second Amendment shall inure to the benefit of the Agents, Lenders, all future holders of any of the Obligations or any of the Collateral, and each of their respective successors and permitted assigns. The Borrower may not assign, delegate or transfer this Second Amendment or any of its rights or obligations under this Second Amendment without the prior written consent of Administrative Agent. No rights are intended to be created under this Second Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Borrower. Nothing contained in this Second Amendment shall be construed as a delegation to Administrative Agent of any of the Borrower’s duty of performance, including, without limitation, any duties under any account or contract in which Administrative Agent or the Lenders have a security interest or Lien. This Second Amendment shall be binding upon the Borrower and its successors and assigns.

Remainder of page intentionally blank; signatures follow.

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IN WITNESS WHEREOF, the parties below have executed this Second Amendment as of the date first above written.

CIG COMP TOWER, LLC, a Delaware
limited liability company

By:	Specially Towers Management, LLC, a
Delaware limited liability company, its
Manager

	By:	/s/ Paul McGinn
Name: Paul McGinn
Title: Chief Executive Officer

[Signature Page to Second Amendment to Credit Agreement]

MACQUARIE BANK LIMITED,
as Administrative Agent, Collateral Agent and
sole Lender

By:	/s/ Benjamin Wu
Name: Benjamin Wu
Title: Managing Director

By:	/s/ David Prince
Name: David Prince
Title: Managing Director

[Signature Page to Second Amendment to Credit Agreement]

EXHIBIT A

Schedule 1.1(b)

See attached.

Schedule 1.1(b)

Eligibility Criteria

Part I.

(a)          Documentation.

(i)          Subject to the terms and provisions of Section 3.3(h) hereof with respect to Acquisitions, with respect to each Wireless Asset, the Borrower shall have provided and made available the following to the Administrative Agent at least ten (10) Business Days before the applicable Borrowing (unless otherwise noted in an Exception Notice):

(1)         a fully executed copy of an assignment of Easement or such other agreement or instrument granting grantee an interest with respect to such Wireless Asset naming the Borrower as the grantee, and such agreement shall contain the terms and conditions set forth in Part II below; provided, however, with respect to an Acquisition, unless otherwise available on an earlier date, the foregoing may be provided within five (5) Business Days after the applicable Borrowing and may be electronically provided to Administrative Agent via an electronic data room;

(2)         a fully executed copy of the leasehold interest, telecommunications easement or such other document granting a leasehold, fee or easement interest in the underlying real property on which the Cell Tower is located, including, all amendments and assignments thereof for recording (or evidence of their prior recordation) that memorializes grantee’s interest with respect to such Wireless Asset naming the Borrower as the grantee, and such document shall contain the terms and conditions set forth in Part II below; provided, however, with respect to an Acquisition, unless otherwise available on an earlier date, the foregoing may be provided within five (5) Business Days after the applicable Borrowing and may be electronically provided to Administrative Agent via an electronic data room;

(3)         evidence that the telecommunications easement on similar document referred to in the foregoing clause 2 has been or will be submitted for recording in the applicable real property records (e.g., a copy of the transmittal letter from the title insurer to the appropriate recording office) together with an owner's title insurance policy and/or an irrevocable commitment to issue an owner's title insurance policy based on a pro forma title insurance policy in favor of Borrower together with a mezzanine lender's endorsement in favor of Collateral Agent in form and substance reasonably approved by Collateral Agent in writing;

(4)         a fully executed copy of a bill of sale relating to the personal property required to own and operate such Wireless Asset and an assignment and assumption with respect to the lease(s) and/or sublease(s) (as applicable) relating to such Wireless Asset, in each case, naming the Borrower as the grantor or assignee (as applicable), and such document shall contain the terms and conditions set forth in Part II below; provided, however, with respect to an Acquisition, the foregoing shall be provided as soon as available, and in any event, within five (5) Business Days after the applicable Borrowing and may be electronically provided to Administrative Agent via electronic data room to the extent applicable;

(5)         evidence that the assignment of Easement or similar document referred to in the foregoing paragraph (a)(i)(1) has been or will be submitted for recording in the applicable real property records (e.g., a copy of the transmittal letter from the title insurer to the appropriate recording office);

(6)         a fully executed copy of each applicable tenant lease or sublease, together with all amendments or supplements thereof (if any);

(7)         a copy of a UCC Financing Statement with respect to such Wireless Asset, naming the Collateral Agent as the secured party in form and substance reasonably satisfactory to Collateral Agent and to be recorded (or a draft thereof if the applicable Borrowing shall be utilized to finance the Acquisition of the Wireless Assets) as a fixture filing in the land records of the county in which the Wireless Asset is located;

(8)         evidence that the UCC Financing Statement specified in clause (7) above has been or will be submitted for recording in the applicable real property records (e.g., a copy of the transmittal letter from the title insurer to the appropriate recording office);

(9)         a fully executed copy of a payment redirection letter and notice of assignment of lease with respect to such Wireless Asset, directing the applicable tenant lessee(s) to make all future payments under the applicable tenant lease(s) to the Borrower, and such document shall be in substantially the form attached hereto as Exhibit 1.1(b) - A, together with evidence from the Borrower that such letter has been sent to the applicable tenant lessee(s); provided, however, with respect to an Acquisition, unless otherwise available on an earlier date, the foregoing may be provided within five (5) Business Days after the applicable Borrowing and may be electronically provided to Administrative Agent via an electronic data room;

(10)        if the real estate (whether a fee interest, leasehold interest or otherwise) underlying such Wireless Asset is subject to a mortgage or deed of trust then (x) a fully executed copy of a reasonably acceptable subordination and non-disturbance agreement(s) relating to such Wireless Asset and (y) evidence that such subordination and nondisturbance agreement(s) referred to in the foregoing clause (10)(x) have been or will be submitted for recording in the applicable real property records (e.g., a copy of the transmittal letter from the title insurer to the appropriate recording office), except that such subordination and non-disturbance agreement shall not be required if after giving effect to the acquisition of such Wireless Asset, the Borrower remains in compliance with the section titled “Non-SNDA Properties Maximum” under “Concentration Criteria” below;

(11)        evidence that all consents, approvals, authorizations and notifications required in connection with the acquisition, ownership, use and operation of such Wireless Asset by the Borrower have been obtained or made, including consents, approvals or authorizations from and notifications to any tenant lessee, easement holder, leaseholder, landlord, Governmental Authority or any other Person;

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(12)        documentation evidencing that the tenant lessee under its related tenant lease is paying rent to the current landlord under such tenant lease in accordance with the terms of such tenant lease, such evidence of rent payments to consist of evidence of rent payments for the three-month period preceding the date that such Wireless Asset first became a Financed Asset (e.g. cancelled checks, bank statements, rental reports, etc.) or rent payments for the three-month period preceding the date of the Acquisition by Borrower (e.g. cancelled checks, bank statements, rental reports, etc.) or with respect to a newly constructed Cell Tower, evidence of rent payment for one-month (e.g. cancelled checks, bank statements, rental reports, etc.). Notwithstanding the foregoing, in lieu of providing evidence of rent payments as aforesaid, Borrower may provide to Administrative Agent an estoppel certificate executed by the applicable tenant certifying that the tenant’s lease is in full force and effect and confirming the rent commencement date thereunder.

(13)        all other documentation that was provided to the Borrower’s or any Servicer’s credit committee (or equivalent decision making body) in connection with its review and approval of such Wireless Asset.

(ii)         In the case of an Initial Wireless Asset only, in addition to the items described in Part I(a)(i) of this schedule, the Borrower shall have provided or made available the following to the Administrative Agent:

(1)         a fully executed copy of an assignment of Easement and assignment of leases and subleases and bill of sale with respect to such Initial Wireless Asset naming the Borrower as the assignee;

(2)         evidence that the assignment of Easement has been recorded in the real property records where such Initial Wireless Asset is located;

(3)         a copy of the UCC Financing Statement referred to in Section I(a)(i)(7) above and evidence that such financing statement has been recorded in the real property records where such Initial Wireless Asset is located; and

(4)         a fully executed copy of a payment redirection letter and notice of assignment of lease with respect to such Initial Wireless Asset, directing the applicable tenant lessee(s) to make all future payments under the applicable tenant lease(s) to the Borrower.

For the avoidance of doubt, the requirements set forth under Section I(a)(i) above regarding documents naming the Borrower as the grantee, assignee or secured party (as applicable) shall be deemed to be satisfied with respect to an Initial Wireless Asset if appropriate documentation has been provided to the Collateral Agent (satisfactory to it in its sole and absolute discretion) evidencing the transfer of such documents to the Borrower.

(iii)        As to each Wireless Asset, the Borrower has been issued (and has provided the Administrative Agent a copy of) an Owner’s Title Insurance Policy or an irrevocable commitment to issue an owner's title insurance policy based on a pro forma title insurance policy in favor of Borrower, in each case (x) together with a mezzanine lender's endorsement in favor of Collateral Agent and (y) in form and substance reasonably approved by Collateral Agent in writing.

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(iv)        As to each Wireless Asset, the Borrower shall have obtained with respect to the real property on which such Wireless Asset is located (other than with respect to nonexclusive utility and access easements) (1) (A) either a Phase 1 Environmental Report or (B) a Phase 2 Environmental Report, and an environmental desk audit by an environmental engineer (which is/was prepared in a manner consistent with the approach taken by Borrower with respect to the Initial Wireless Assets) that does not identify any material contamination or environmental issues or recommend any further action and, (2) with respect to Wireless Assets (other than Initial Wireless Assets), a favorable site inspection report.

(b)          Other Requirements.

(i)          The Borrower has (or will have after the Relevant Acquisition) good record and marketable title in fee simple to, or leasehold or easement interests in, all real property constituting such Wireless Asset and in all the tenant leases relating thereto, free and clear of all Liens except for Permitted Liens.

(ii)         All easements and tenant leases included in such Wireless Asset are in full force and effect, and the Borrower’s interest in such Wireless Asset complies in all respects with all material obligations under all related tenant leases. In the case of an Initial Wireless Asset, since the earlier of the date of the Borrower’s acquisition of such Initial Wireless Asset and the date of the acquisition of such Wireless Asset by an Affiliate of the Borrower, Borrower’s and such Affiliate’s interest in such Initial Wireless Asset complied in all respects with all material obligations under all related tenant leases.

(iii)        The Borrower’s interest in such Wireless Asset complies in all material respects with applicable Legal Requirements. In the case of an Initial Wireless Asset, since the date of Holdings’ acquisition of such Initial Wireless Asset, Holdings’ interest in such Initial Wireless Asset complied in all material respects with applicable Legal Requirements.

(iv)        No consents, approvals, authorizations, or notifications are required in connection with the acquisition, use and operation and contemplated use and operation of such Wireless Asset by the Borrower, including consents, approvals or authorizations from or notifications to any tenant lessee, easement holder, leaseholder, landlord, Governmental Authority or any other Person, other than those that have been obtained or made (and evidence of which has been provided or made available to the Administrative Agent in accordance with item I(a)(i)(11) above).

(v)         Evidence in form and substance reasonably satisfactory to Administrative Agent that the construction of the improvements located on the Easement was in compliance with all applicable zoning and building code regulations and other applicable Legal Requirements at the time of construction, except for any non-compliance that does not have a material adverse effect on the operation of the applicable Wireless Asset.

(vi)        No taking, condemnation or other eminent domain proceeding has been commenced or, to the Borrower’s best knowledge, is contemplated with respect to all or any portion of the real property on which such Wireless Asset is located that would reasonably be expected to have a material adverse effect on the tenant lessees’ rights under the applicable tenant leases.

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(vii)       Such Wireless Asset has adequate rights of access to public ways and is served by all utilities required for the current use thereof.

(viii)      Such Wireless Asset is free of structural defects and all building systems contained therein are in good working order in all respects subject to ordinary wear and tear, in each case, except as would not reasonably be expected to have a material adverse effect on the landlord’s or the tenant lessee’s rights under the applicable tenant lease.

(ix)         On the date of the Acquisition of such Wireless Asset, the applicable tenant lessee with respect to such Wireless Asset (x) has not declared bankruptcy or filed for liquidation or reorganization under any bankruptcy law and (y) is not subject to a bankruptcy, liquidation, receivership, reorganization or similar proceeding.

(x)          All Mortgages that have been delivered to the Administrative Agent are in full force and effect and create a valid, enforceable and perfected first priority lien on all of the real and personal property relating to the Wireless Assets, subject to no other Liens other than Permitted Liens.

Part II.

Mandatory Terms for Wireless Assets

The applicable easement and/or leasehold interest granted to and/or the tenant lease assigned to Borrower for each Wireless Asset must, as applicable, satisfy all of the following criteria (unless otherwise noted in an Exception Notice):

1.	No right by the owner of the underlying real property for such Wireless Asset (the “Grantor”) to terminate such easement or leasehold interest prior to the scheduled expiration date (which must extend together with any automatic renewal options for at least ten (10) years beyond the Maturity Date) other than for an event of default after reasonable notice and cure afforded to Lender (it being understood that such notice and cure rights to the extent not contained in the underlying lease or easement itself may be contained in the estoppel or SNDA, as applicable), except for the following Wireless Asset: CIG042-CA-Desert Inn.

2.	No consent, first refusal or first offer or similar right by Grantor over the assignment of the easement or leasehold interest, including, the granting of a security interest therein, exists. Grantor shall not have any lien right with respect to Borrower's personal property and removable fixtures and shall provide Borrower with the right to remove such property at the end of the term of its easement or lease.

3.	With respect to an Acquisition, the Borrower shall use commercially reasonable efforts to provide that the maximum amount of damages the Borrower can be required to pay for breach of the representations and warranties and/or covenants under the applicable easement or leasehold interest purchase agreement are limited to the purchase price thereof plus any insurance settlement.

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4.	The easement or leasehold interest is granted directly by Grantor (as the fee owner or as a leasehold owner) to Borrower and provides Borrower with an exclusive easement or leasehold interest for telecommunications purposes over the entire easement area which the Grantor has so granted or leased to Borrower pursuant to the applicable easement or leasehold interest (provided that such easement may be non-exclusive where the Grantor is a municipality), and non-exclusive utility and access easements over the related property of the Grantor. In the event Grantor has a leasehold interest in said easement area, then Borrower shall use commercially reasonable efforts to obtain a recognition agreement or non-disturbance agreement with the applicable fee owner of said easement area, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

5.	[Reserved].

6.	Except with respect to leases with governmental entities or municipalities, the Borrower shall use commercially reasonable efforts to cause the Grantor to provide representations regarding (i) the absence of hazardous materials on the underlying property, (ii) compliance by Grantor with applicable laws, and (iii) no notice to Grantor of any intention by the underlying wireless tenant or cell tower company intermediary to terminate the assigned lease. In connection with Acquisitions, the foregoing shall not be required to the extent Borrower is purchasing existing leasehold interests or easements from third-parties and Borrower is not currently negotiating with the Grantor directly with respect to said site.

7.	The Borrower shall deliver to the Administrative Agent on estoppel certificate from the Grantor substantially in one of the forms of Exhibit 1.1(b) – B with respect to each applicable Wireless Asset, except that such estoppel certificate shall not be required if after giving effect to the acquisition of such Wireless Asset, the Borrower remains in compliance with the section titled “Estoppel Test” under “Concentration Criteria” below.

8.	Any leases assigned to Borrower in connection with the purchase of the easement or leasehold interest shall be made to a wireless tenant or a cell tower company intermediary for general telecommunications purposes or in connection with non-telephony assets (to the extent that making such leases to non-telephony entities will not cause the CC- Monthly Equivalent or TCF-Monthly Equivalent, as applicable, of Borrower from all non-telephony entities included in the calculation of Advance Rate at any time to exceed the limitations provided for in this Schedule).

9.	Except with respect to leases with governmental entities or municipalities, Grantor agrees to cooperate in obtaining licenses, permits and authorizations.

10.	The easement or leasehold interest purchase and assignment of lease agreement contains an indemnification of Borrower by Grantor for losses relating to any Release by such Grantor of any Hazardous Materials affecting the underlying property (provided that this requirement shall not apply to such agreement where the Grantor is a municipality). With respect to an Acquisition, the foregoing shall not be required to the extent Borrower is purchasing existing leasehold interests or easements from third-parties and Borrower is not currently negotiating with the Grantor directly with respect to said site.

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11.	Except with respect to leases with governmental entities or municipalities, the underlying wireless tenant or cell tower company intermediary is required, and Borrower uses commercially reasonable efforts to have Grantor agree to be required, to maintain a commercially reasonable amount of insurance including without limitation general liability insurance (with customary deductibles) covering the underlying property. With respect to an Acquisition, the foregoing shall not be required to the extent Borrower is purchasing existing leasehold interests or easements from third-parties and Borrower is not currently negotiating with the Grantor directly with respect to said site.

12.	If Holdings has any insurance covering the underlying property, the Borrower shall be named as an additional insured under such insurance policies.

Concentration Criteria

In addition to the foregoing criteria, to the extent that any of the Eligible Assets fail to comply with the following Concentration Criteria, the Administration Agent shall have the right in its sole and absolute discretion to exclude from the calculation of the Advance Rate any Wireless Assets that fall outside of the below noted limitations. For the avoidance of doubt, if any of the limitations specified in the below Concentration Criteria are exceeded (such a condition an “Excess Concentration”), then the Administrative Agent shall have the sole and absolute discretion to identify and exclude any Wireless Assets from the calculation of Advance Rate to the extent needed to remove any such assets constituting part of such Excess Concentration from the calculation of Advance Rate.

Concentration Category	Concentration Criteria

Minimum Exposures

Broadband Tenants	For each calendar month, at least 90% of the aggregate CC-Monthly Equivalent of the Borrower must be from Tenant Leases pertaining solely to telephony or wireless cell phone services (“Broadband Tenants”).

Big 4 Carriers	For each calendar month, at least 40% of the aggregate CC-Monthly Equivalent of the Borrower must relate to Tenant Leases with Verizon, AT&T, Sprint and/or T-Mobile (the “Big 4 Carriers”).

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Concentration Category	Concentration Criteria

Multiple Broadband Tenants	For each calendar month, at least 35% of the aggregate TCF-Monthly Equivalent of the Borrower must relate to Tenant Leases on Cell Tower sites that have multiple Broadband Tenants on such towers.

Tenant Exposures

Individual Tenant Lessees

The CC-Monthly Equivalent of the Borrower shall not exceed the following Tenant Lessee limitations:

(a)      With respect to any individual Big 4 Carrier (other than AT&T), 60%;

(b)      With respect to AT&T, 70%; and

(c)      With respect to any of NTELOS, Leap and US Cellular (each individually), 10%.

Utilities & Government Tenants Maximum	No more than ten percent (10%) of the aggregate CC-Monthly Equivalent of the Borrower may be attributable to Tenant Lessees that are governmental entities and/or utilities.

iDEN Maximum	No more than five percent (5%) of the aggregate CC-Monthly Equivalent of the Borrower may be attributable to Tenant Leases for which such tenant is using antennas or other equipment based on iDen technology.

Shorter Term Easements Maximum	No more than ten percent (10%) of the aggregate TCF-Monthly Equivalent of the Borrower may be attributable to Tenant Leases that relate to Cell Tower sites where the underlying Easement has a remaining term of less than twenty (20) years.

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Concentration Category	Concentration Criteria

Non-SNDA Properties Maximum	No more than fifteen percent (15%) of the aggregate TCF-Monthly Equivalent of the Borrower may relate to non-SNDA Properties. For purposes of this limitation, an “SNDA Property” means an Easement that does not permit Grantor to encumber such property via a mortgage, lease or otherwise unless the Borrower has the benefit of a customary subordination and non-disturbance agreement that allows the Borrower to retain possession and use of the subject real property and the Cell Tower located thereon pursuant to the terms of the Easement so long as no event of default exists under the Easement which has not been timely cured, but a subordination and nondisturbance agreement shall only be required to the extent the Easement is not senior in priority to said mortgage, lease or otherwise.

Estoppel Test	No more than fifteen percent (15%) of the aggregate TCF-Monthly Equivalent of the Borrower may relate to Non-Estoppel Properties. For purposes of this limitation, a “Non-Estoppel Property” means any property (X) that has been owned by the Borrower and included in the Advance Rate for more than forty five (45) days and (Y) for which the Borrower has not delivered to the Collateral Agent an estoppel certificate satisfying the criteria set out in clauses (i) through (vii) of Section 5.18(d) within forty five (45) days after the Funding Date with respect to each Funding Date Mortgaged Property and forty five (45) days after the acquisition of each additional property, as applicable. For the avoidance of doubt, the Borrower shall continue to use its commercially reasonable efforts to obtain an estoppel certificate satisfying the criteria set out in clauses (i) through (vii) of Section 5.18(d) for each property for so long as it owns such property to the extent it has not previously received such an estoppel certificate.

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Exhibit 1.1(b) – A

Form of Tenant Redirection Letter

See attached.

10

[Exhibit 1.1(b)-A]

CIG Comp Tower, LLC

Re:         [_____________] (the "Lease")

Dear Tenant:

This letter is to serve as the official notification required in the Lease of the transfer of the Lease from [Name of Seller] to us, CIG Comp Tower, LLC, a Delaware limited liability company. Unless otherwise provided for in your Lease, your rental payment is due and payable on the first of each month. Under the Lease we may change the address for rental payments, which such address is subject to change as may be directed by CIG Comp Tower, LLC or such lender as may have a security interest in the above-identified site. Please forward your rental payments to:

CIG Comp Tower, LLC

PO Box 935515

Atlanta, GA 31193-5515

If you wish to provide your remitters with the payment address for overnight deliveries via courier use the address below. Please inform your remitters that use of this address for payments mailed via the U.S. Postal Service will result in delays. This address is to be used for overnight deliveries only.

Wells Fargo Lockbox Services

CIG Comp Tower, LLC Lockbox #935515

3585 Atlanta Avenue

Hapeville, GA 30354

The address for notice purposes under the Lease is as follows:	With mandatory copy to:

CIG Comp Tower, LLC	CIG Comp Tower, LLC
5 Concourse Parkway	5 Concourse Parkway
Suite 3150	Suite 3150
Atlanta, GA 30328	Atlanta, GA 30328
Phone: (678) 332-5000	Phone: (678) 332-5000
Attn: CEO	Attn: Legal Department

[Exhibit 1.1(b)-A]

CIG Comp Tower, LLC

In connection with this transfer, please provide us with a new Certificate of Insurance in accordance with the insurance requirements set forth in the Lease naming CIG Comp Tower, LLC, as an additional insured.

Enclosed please find a W-9 for CIG Comp Tower, LLC, along with a copy of the Assignment and Assumption of Tenant Leases, which transferred your Lease to CIG Comp Tower, LLC.

Please do not hesitate to contact us at [678.332.5000] if you have any questions.

Sincerely,

Beth Jones

Exhibit 1.1(b) – B

Form of Ground Lessor Estoppel Letter

See attached.

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Exhibit 1.1 (b)-B

__________________, 2012

Dein Properties, LP

Attn: Mr. Deinarowicz

P. O. Box 431

Stroudsburg, PA 18360

Re:	Option and Lease Agreement (as amended and assigned from time to time, collectively, the “Ground Lease”) dated January 10, 2006 by and between Dein Properties, LP (“Landlord”) and CIG Comp Tower, LLC (“Tenant”), successor in interest to Communications Infrastructure Group, LLC, successor in interest to Horvath Towers, LLC, successor in interest to Horvath Communications IV, LLC, successor in interest to Horvath Communications II, LLC, with respect to that certain real property located at 380 Chestnut Street, East Stroudsburg, PA (“Property”): CIG006 - PA – Stroudsburg

Dear Mr. Deinarowicz:

The Ground Lease and Tenant's interest in the Property and all rights and proceeds relating thereto are collectively referred to as the “Leasehold Estate”. Landlord understands that Macquarie Bank Limited, as administrative agent, on behalf of itself and one or more other lenders (collectively, including their successors and assigns, “Lender”) proposes to make a loan (the “Loan”) to Tenant secured by a lien on and security interest in all of a Tenant's assets and personal property located on the Property, including, but not limited to, all accounts receivable, inventory, goods, machinery, and equipment owned by Tenant (collectively, the “Personal Property”) and a leasehold mortgage on and assignment of the Leasehold Estate of Tenant under the Ground Lease as collateral security for the repayment of the Loan. The Lender is requiring as a condition precedent to making the Loan that the Landlord provide this letter for the benefit of Tenant and Lender, each of whom will be relying on this letter in connection with the Loan. In connection with the foregoing, Landlord does hereby certify to Tenant, Chciago Title Insurance Company and the Lender effective as of the date written above as follows:

1.          Attached as Exhibit “A” is a list of the amendments, modifications and assigments of the Ground Lease. The Ground Lease constitutes the entire agreement between you and Tenant with respect to the subject matter thereof and a true and complete copy of the Ground Lease and any amendment thereto is attached hereto as Exhibit “B”. Landlord is the present lessor under the Ground Lease and is the owner of the Property (as the same is described in the Ground Lease). Tenant is the present lessee under the Ground Lease and to Landlord's knowledge is the owner of the cell tower and related equipment and Personal Property located on the Property other than equipment and personal property owned by Tenant’s subtenants.

2.          The Ground Lease commenced on September 25, 2006, and the expiration date of the current term of the Ground Lease is September 24, 2016. Tenant has option(s) to extend the term of the Ground Lease for Four (4) successive terms of five (5) years. The Ground Lease is valid and in full force and effect and constitutes the complete agreement between Landlord and Tenant, enforceable in accordance with its terms. The Ground Lease is fully assignable by Tenant and Tenant may enter into subleases, in each case with Landlord's prior written consent,

3.          The current monthly rent under the Lease is $608.33 plus monthly revenue sharing in the amount of $486.67. As of the date of the execution of this certificate by Landlord, all rent and other charges due and payable under the Ground Lease are current.

4.          Neither Landlord nor Tenant is in default under the Ground Lease and there is no event which, solely with the giving of notice and/or the passage of time, would constitute such a default.

5.          Landlord has no claim or defense of any nature whatsoever against Tenant with respect to the Tenant’s rights under the Ground Lease, and there is no event which, with the giving of notice and/or the passage of time, would constitute the basis of such a claim or defense.

6.          By executing this letter, Landlord has been made aware that Tenant will be entering into a financing arrangement with Lender, and Lender will be, together with its successors and assigns, intended third party beneficiaries hereof.

7.          Landlord hereby covenants and agrees that Landlord shall deliver to Lender at the address set forth below (or such other address as may be designated by Lender) written notice of any default by Tenant under the Ground Lease simultaneously with sending such notice to Tenant.

When sending notices to Lender, send to:

Macquarie Bank Limited

ABN (if applicable): 46 008 583 542

LI7 1 Martin Place

Sydney NSW Australia 2000

c/o Macquarie Bank Limited – Representative Office

125 West 55th Street

New York, NY 10019

Attn: Benjamin Wu / David Prince

Phone: (212) 231 -1345 / (212) 231-6175

Fax: 212-231-1870

Email: benjamin.wu@macquarie.com / david.prince@macquarie.com

8.          Landlord hereby covenants and agrees that before Landlord may terminate Tenant’s interest in the Ground Lease, Lender shall have the right, but not the obligation, to cure any default by Tenant under the Ground Lease and Lender shall be afforded a reasonable period as may be required to cure such default.

9.          Landlord has not assigned, mortgaged or granted to any party any interest in Landlord’s interest in the Ground Lease or the Property, except as follows: Commercial Real Estate Open-End Mortgage from Dein Properties, LP to Penn Security Bank & Trust Company, dated January 17, 2012.

10.         Landlord has the full power and authority to execute this estoppel letter agreement.

We would appreciate you reviewing and signing this estoppel letter agreement at your earliest possible convenience. If you have any questions or comments, please do not hesitate to contact Yvette Fallone-Tietje at 678-528-4446 or Cheryle Bettis at 770-951-6791.

Sincerely,

CIG COMP TOWER, LLC,

a Delaware limited liability company

By:	Specialty Towers Management
Manager

	By:	(Seal)
Paul McGinn, Chief Executive Officer

ACKNOWLEDGED AND CONFIRMED:

DEIN PROPERTIES, LP

By: DEIN MANAGEMENT COMPANY, LLC

Its: General Partner

By:
Name:
Title:

Exhibit “A”

Ground Lease Amendments/Assignments

Assignment Agreement dated January 29, 2007 by and between Horvath Communications II, LLC, Assignor, and Horvath Communications IV, LLC, Assignee.

Assignment Agreement dated May 18, 2007 by and between Horvath Communications IV, LLC, Assignor, and Horvath Towers, LLC, Assignee.

Assignment and Assumption of Real Property Lease dated August 17, 2009, by and between Horvath Towers, LLC, Assignor, and Communications Infrastructure Group, LLC, Assignee.

Assignment and Assumption of Real Property Lease dated June 30, 2012, by and between Communications Infrastructure Group, LLC, Assignor, and CIG Comp Tower, LLC, as Assignee.

Exhibit “B”

Ground Lease

[Attached]

__________________, 2014

__________________________

__________________________

__________________________

Re:	[Communications Site Lease Agreement] (as amended and assigned from time to time, collectively, the “Ground Lease”) dated ___________ by and between _____________ (“Landlord”) and ___________ (_______. and its successors and assigns being referred to herein as the “Tenant”) with respect to that certain real property located at ________________, __________________ County, ______________ - CIG00 ______ – ___ (“Property”)

Dear Landlord:

The Ground Lease and Tenant's interest in the Property and all rights and proceeds relating thereto are collectively referred to as the “Leasehold Estate”. Tenant is currently under contract to transfer and assign the Ground Lease to CIG Towers, LLC (CIG Towers, LLC and its successors and assigns being referred to herein as “CIG”) pursuant to that certain Purchase Agreement having an effective date of ___________, as the same may be assigned, amended or modified from time to time. Landlord understands that CIG or a CIG Affiliate (as hereinafter defined) may from time to time grant to a lender, or agent on behalf of itself and one or more other lenders (any lender, including their successors and assigns, hereafter collectively referred to as “Lender”) a lien on and security interest in all assets and personal property located on the Property, including, but not limited to, all accounts receivable, inventory, goods, machinery, and equipment owned by CIG or CIG Affiliate (collectively, the “Personal Property”) as collateral security for the repayment of any indebtedness to Lender (each a “Loan”), and CIG or CIG Affiliate may also grant a leasehold mortgage on and assignment of the Leasehold Estate under the Ground Lease as collateral security for the repayment of the Loan. The Lender is requiring as a condition precedent to making the Loan that the Landlord provide this letter for the benefit of Tenant, CIG, CIG Affiliate and Lender, each of whom will be relying on this letter in connection with the Loan and acquisition. As used herein, a “CIG Affiliate” is any person or entity which, directly or indirectly, controls, or is controlled by, or is under common control with CIG Wireless, Corp. In connection with the foregoing, Landlord does hereby certify to Tenant, CIG, CIG Affiliate, {insert name of title company} and the Lender effective as of the date written above as follows:

1.          Attached as Exhibit “A” is a list of the amendments, modifications and assignments of the Ground Lease. The Ground Lease constitutes the entire agreement between you and Tenant with respect to the subject matter thereof and a true and complete copy of the Ground Lease and any amendment thereto is attached hereto as Exhibit “B”. Landlord is the present lessor under the Ground Lease and is the owner of the Property (as the same is described in the Ground Lease). Tenant is the present lessee under the Ground Lease and to Landlord's knowledge is the owner of the cell tower and related equipment and Personal Property located on the Property other than equipment and personal property owned by Tenant’s subtenants.

2.          The Ground Lease commenced on __________, and the expiration date of the current term of the Ground Lease is ____________. Tenant has option(s) to extend the term of the Ground Lease for ____ (___) successive terms of ____ (__) years.

3.          The Ground Lease is valid and in full force and effect and constitutes the complete agreement between Landlord and Tenant, enforceable in accordance with its terms. [The Ground Lease is fully assignable by Tenant, and Tenant may enter into subleases, in each case without Landlord's consent. —DELETE IF NOT APPLICABLE]

4.          The current [monthly/annual] rent under the Ground Lease is $_________. As of the date of the execution of this certificate by Landlord, all rent and other charges due and payable under the Ground Lease are current and the next [monthly/annual payment] of rent is due __________.

5.          Neither Landlord nor Tenant is in default under the Ground Lease and there is no event which, solely with the giving of notice and/or the passage of time, would constitute such a default.

6.          Landlord has no claim or defense of any nature whatsoever against Tenant with respect to the Tenant’s rights under the Ground Lease, and there is no event which, with the giving of notice and/or the passage of time, would constitute the basis of such a claim or defense.

7.          By executing this letter, Landlord has been made aware that CIG or a CIG Affiliate will be entering into a financing arrangement with Lender, and Lender and CIG or any CIG Affiliate which becomes the “tenant” under the Ground Lease, will be, together with their successors and assigns, intended third party beneficiaries hereof.

8.          Landlord hereby covenants and agrees that Landlord shall deliver to Lender at the address provided by Tenant (or such other address as may be designated by Lender) written notice of any default by Tenant under the Ground Lease simultaneously with sending such notice to Tenant.

9.          Landlord hereby covenants and agrees that before Landlord may terminate Tenant’s interest in the Ground Lease, Lender shall have the right, but not the obligation, to cure any default by Tenant under the Ground Lease and Lender shall be afforded a reasonable period as may be required to cure such default.

10.         Landlord has not assigned, mortgaged or granted to any party any interest in Landlord’s interest in the Ground Lease or the Property, except as follows: ________________________________________ ________________________________________________________________________________________________ (insert "None" or list exceptions, as applicable).

11.         Landlord has the full power and authority to execute this estoppel letter agreement. [add consent for transfer if necessary]

[Signature on Following Page]

We would appreciate you reviewing and signing this estoppel letter agreement at your earliest possible convenience. If you have any questions or comments, please do not hesitate to contact Yvette Fallone-Tietje at 678-528-4446 or Cheryle Bettis at 770-951-6791.

Sincerely,

By:
Name:
Title:

ACKNOWLEDGED AND CONFIRMED:

(Seal)

Exhibit “A”

Ground Lease Amendments/Assignments

None.

Exhibit “B”

Ground Lease

[Attached]

EXHIBIT B

Specified Assets

CIG0095TX_ Lagarto